UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2010

THE J. M. SMUCKER COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-5111	34-0538550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Strawberry Lane, Orrville, Ohio		44667-0280
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-682-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2010, The J. M. Smucker Company (the “Company”) issued $400,000,000 in aggregate principal amount of 4.50% Senior Notes due 2025 (collectively, the “Notes”) to certain institutional investors in a private placement pursuant to a Note Purchase Agreement (the “Agreement”) by and among the Company and the purchasers party thereto. J.M. Smucker LLC, an Ohio limited liability company and an indirect wholly owned subsidiary of the Company, and The Folgers Coffee Company, a Delaware corporation and a wholly owned subsidiary of the Company, are each guarantors of all of the obligations of the Company under the Agreement and the Notes. The Notes rank equal with all other senior unsecured debt of the Company.

The Agreement contains customary covenants that require compliance with certain financial covenants and limit the Company’s ability, among other things, to incur liens on assets, merge or consolidate with other persons, transfer or sell a substantial part of its assets, substantially change the nature of its business or enter into transactions with affiliates. The Agreement also contains events of default, customary for such financings, the occurrence of which will permit the holders of the Notes to accelerate the amounts due thereunder. Holders of the Notes will also have the option to require the Company to prepay the Notes upon a change in control of the Company.

The Company may prepay at any time all or part of the Notes at 100 percent of the principal amount thereof, together with accrued and unpaid interest, plus any applicable make-whole amount. The Company is required to prepay (or, with respect to the payment on the maturity date, repay) $100,000,000 (or such lesser amount as is then outstanding) in aggregate principal amount of the Notes on June 1, 2020, $75,000,000 (or such lesser amount as is then outstanding) in aggregate principal amount of the Notes on each of June 1, 2021 and June 1, 2022, and $50,000,000 (or such lesser amount as is then outstanding) in aggregate principal amount of the Notes on June 1, 2023 and on each June 1 thereafter to and including June 1, 2025. These mandatory prepayments are at par and without payment of a make-whole amount. The amounts of the mandatory prepayments are also proportionally reduced by any optional prepayments made by the Company. Interest on the unpaid principal balance is due and payable semi annually on the first day of June and December of each year.

The proceeds from the sale of the Notes will be used for general corporate purposes as determined by the Company.

The foregoing is a summary of the material terms and conditions of the Agreement and not a complete description of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit
Number	Description
10.1	Note Purchase Agreement, dated as of June 15, 2010, by and among The J. M. Smucker Company and each of the Purchasers signatory thereto.*

• Certain exhibits and schedules to the Note Purchase Agreement have been omitted. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

June 17, 2010	By:	Mark R. Belgya

Name: Mark R. Belgya
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of June 15, 2010, by and among The J. M. Smucker Company and each of the Purchasers signatory thereto.*

* Certain exhibits and schedules to the Note Purchase Agreement have been omitted. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.